Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference of our report dated November 29, 2001 on our audit of the financial statements and the financial highlights of the T.O. Richardson Trust, and to all references to our firm, included in or made a part of this Form N-1A Registration Statement, Post Effective Amendment No. 8.



ARTHUR ANDERSEN LLP


/s/ Arthur Andersen LLP
--------------------------
ARTHUR ANDERSEN LLP
Milwaukee, Wisconsin
February 8, 2002